EXHIBIT 99.(j1)

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees
Julius Baer Investment Funds:

We consent to the use of our report, dated December 6, 2002, relating to the Julius Baer International Equity Fund and Julius Baer Global Income Fund, each a series of Julius Baer Investment Funds, incorporated in this Registration Statement by reference, and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS TABLES" in the prospectus and "INDEPENDENT AUDITORS" in the Statement of Additional Information.

/s/ KPMG LLP


Boston, Massachusetts
February 27, 2003